Exhibit 10.10o

TENTH AMENDMENT TO

THE AMENDED AND RESTATED

CREDIT AGREEMENT

THIS TENTH AMENDMENT TO THE AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 29, 2016 (the “Amendment Effective Date”), is by and among SOLARCITY CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto as lenders (the “Lenders”), the Administrative Agent, and Bank of America Merrill Lynch, as sole lead arranger and sole book manager, are parties to that certain Amended and Restated Credit Agreement dated as of November 1, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
AMENDMENTS TO CREDIT AGREEMENT

Section 1.01New Definition. The following definition is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“SREC Subsidiary” means an Excluded Subsidiary formed by Borrower for the sole purpose of financing or hedging SRECs which shall have no assets other than SRECs and any related contracts necessary for the financing or hedging of SRECs, tracking accounts or proceeds thereof.

Section 1.02Amendments to Section 1.01.  The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

Clause (b) of the definition of “Change of Control” is hereby amended and restated in its entirety to read as follows:

“(b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.”

“‘Excluded Property’ means, with respect to any Loan Party, (a) any owned or leased real property which is located outside of the United States, (b) any Intellectual Property, (c) the Equity Interests of or in any Excluded Subsidiary, (d) any SREC (and any related contracts necessary for the financing or hedging of SRECs, tracking accounts or proceeds thereof) that is (i) subject to any financing arrangement not otherwise prohibited by this Agreement or a hedging arrangement (ii) has been sold, including pursuant to a forward purchase contract, or a payment upon delivery contract, or (iii) subject to the interest of an Excluded Subsidiary in connection with the monetization of such SREC as set forth in the applicable Tax Equity Documents, and (e) any vehicle used as collateral for a financing arrangement permitted under Section 7.02(x).”

Clause (g) of the definition of “Permitted Dispositions” is hereby amended and restated in its entirety to read as follows:

“(g) Disposition of (x) SRECs for the purpose of returning such SRECs or proceeds of such SRECs to an Excluded Subsidiary in accordance with the applicable Tax Equity Document, (y) SRECs and related contracts necessary for the financing or hedging of SRECs, tracking accounts or proceeds thereof to an SREC Subsidiary for the purposes of financing or hedging of SRECs which is not prohibited hereunder, and (z) SRECs for any other purpose so long as such Disposition is done in an arms-length transaction.”

Section 1.03Amendment to Section 6.14(d).  Clause (d) of Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Account Control Agreements.  Each of the Loan Parties shall not open, maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (ii) securities accounts that are maintained at all times with financial institutions  as to which the Administrative Agent shall have received a Qualifying Control Agreement, (iii) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held at Bank of America, (iv) deposit accounts established solely for receipt of proceeds from the sale of Solar Bonds or for the administration or payment of amounts due with respect to a Solar Bonds Issuance; provided, that, any loan proceeds of a Solar Bonds Issuance received by the Borrower shall be promptly directed to a deposit account or other account that complies with clauses (i) through (iii) above as set forth in the Payment Direction Letter, (iv) FBO accounts (“for the benefit of” accounts) established by the Borrower exclusively for the benefit of (A) prospective participants in a Solar Bonds Issuance, the sole purpose of which is to hold such prospective participants’ funds in connection with their participation in such Solar Bonds Issuance and (B) Excluded Subsidiaries, the sole purpose of which is to process payments from Host Customer Agreements so long as such payments are promptly withdrawn from such account and distributed pursuant to such Tax Equity Documents, (v) deposit accounts established solely for the benefit of a Tax Equity Investor to receive customer payments on behalf of such Tax Equity Investor in connection with Borrower’s operation and maintenance of PV Systems leased or owned by such Tax Equity Investor and (vi) other deposit accounts, so long as at any time the balance in any such account does not exceed $10,000 and the aggregate balance in all such other deposit accounts does not exceed $100,000.”

Section 1.04Deletion of Section 6.20.  Section 6.20 of the Credit Agreement is hereby deleted in its entirety.

Section 1.05Amendment to Section 7.01.  Clauses (s) and (x) of Section 7.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(s)(i) Liens on SRECs (and related contracts, tracking accounts and proceeds thereof), (ii) Liens on property, assets and revenue of SREC Subsidiaries securing Indebtedness incurred under Section 7.02(u) and (iii) Liens on the Equity Interests of or in any SREC Subsidiaries securing Indebtedness incurred under Section 7.02(u).”

“(x)Liens on the property, assets and revenues of Foreign Subsidiaries which are not Loan Parties securing Indebtedness permitted under Section 7.02(w).”

Section 1.06Amendment to Section 7.02.  Clause (u) of Section 7.02  of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(u) Indebtedness incurred under a financing or hedging of SRECs, and if secured by a Lien permitted under Section 7.01(s), so long as the sole recourse for the applicable counterparty under all such financing arrangements or hedging arrangements is to property, assets and revenue secured by such Lien; and”

Section 1.07Amendment to Section 7.03.  Clauses (m) and (n) of Section 7.03 of the Credit Agreement are hereby amended and restated in their entirety and Clause (o) is hereby added to Section 7.03 of the Credit Agreement to read as follows:

“(m) (i) Investments in the form of loans or advances of operating expenses made to Silevo, Sunflower or Sunflower Acquisition Corporation made prior to the Silevo Acquisition Date, in the aggregate original principal amount not to exceed $10,000,000 and (ii) Investments made solely pursuant to any purchase obligations of Silevo China Co., Ltd. in favor of Hangzhou Xiaoshan Int’l VC Development Co., Ltd., Hangzhou Xiaoshan Economic and Technological Development Zone VC Co., Ltd., and Hangzhou Tonghui Venture Capital Co., Ltd., with the aggregate principal amount of such obligation not to exceed $15,000,000, subject to exchange rate fluctuations;”

“(n) to the extent constituting Investments, advances in respect of transfer pricing and cost-sharing arrangements, so long as such arrangements have been approved by the Borrower’s board of directors and its certified public accountants which accountants are reasonably acceptable to Agent; and”

“(o) To the extent it constitutes an Investment, the contribution of SRECs (and any related contracts necessary for the financing or hedging of SRECs, tracking accounts or proceeds thereof) to an SREC Subsidiary for the purpose of financing or hedging of SRECs so long as the applicable SREC Subsidiary has executed a Payment Direction Letter.”

Section 1.08Amendment to Section 7.16.  Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“ Except with respect to Sections 7.02(q), 7.06(b) and 7.09(a)(ii) which shall at all times be applicable to Borrower and each of its Subsidiaries, the covenants set forth in this Article VII shall in no way be applicable to the activities of the Excluded Subsidiaries required, contemplated or permitted under (i) the Tax Equity Documents, Backlever Financings, or System Refinancings in effect on the Closing Date, (ii) the Tax Equity Documents, or documents related to Backlever Financings, executed after the Closing Date which are materially similar to the Tax Equity Documents or documents related to Backlever Financings in effect on the Closing Date or otherwise approved in accordance with Section 2.01(b)(ii), and (iii) all other Tax Equity Documents, Backlever Financings or System Refinancings to the extent the obligations of Borrower and its Subsidiaries thereunder (x) do not materially impair the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party, (y) could be reasonably expected to result in a Material Adverse Effect or (z) do not restrict the ability of Borrower or any Excluded Subsidiary to perform its obligations under the Payment Direction Letter; provided, however, under no circumstance shall a Subsidiary incur a Lien on the assets or equity of any Loan Party (other than a Permitted Lien).”

ARTICLE II.
CONDITIONS TO EFFECTIVENESS

Section 2.01Conditions to Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)Administrative Agent shall have received a copy of this Amendment duly executed by Borrower, the Required Lenders and Administrative Agent, on or before 12:00 pm (Pacific time) on March 29, 2016.

(b)No Default or Event of Default shall exist.

(c)Administrative Agent shall have received an officer’s certificate executed by a Responsible Officer of Borrower.

ARTICLE III.
MiSCELLANEOUS

Section 3.01Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

Section 3.02Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment, other than those which have been duly obtained.

(d)Immediately before and after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(e)After giving effect to this Amendment, the Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.

(f)The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

Section 3.03Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

Section 3.04Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

Section 3.05Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.

Section 3.06Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

Section 3.07Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

Section 3.08Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

Section 3.09No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

Section 3.10GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.11Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.12Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:SOLARCITY CORPORATION,

a Delaware corporation

By: /s/Tanguy Serra

Name:Tanguy Serra

Title:Chief Financial Officer

ADMINISTRATIVE AGENT:BANK OF AMERICA, N.A.,

in its capacity as Administrative Agent

By: /s/Angela Larkin

Name:Angela Larkin

Title:Assistant Vice President

LENDERS:BANK OF AMERICA, N.A.,

in its capacity as Lender, L/C Issuer and Swingline Lender

By: /s/Thomas R. Sullivan

Name:Thomas R. Sullivan

Title:Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By: /s/Mikhail Faybusovich

Name:Mikhail Faybusovich

Title:Authorized Signatory

By: /s/Warren Van Heyst

Name:Warren Van Heyst

Title:Authorized Signatory

SILICON VALLEY BANK,

as a Lender

By: /s/Mona Maitra

Name:Mona Maitra

Title:Vice President

WESTERN ALLIANCE BANK, AN ARIZONA CORPORATION, AS SUCCESSOR IN INTEREST TO BRIDGE BANK, NATIONAL ASSOCIATION

as a Lender

By: /s/Randall Lee

Name:Randall Lee

Title:Vice President

CIT BANK N.A.,

as a Lender

By: /s/Daniel Miller

Name:Daniel Miller

Title:Director

AMERICAN SAVINGS BANK, F.S.B.,

a federal savings bank,

as a Lender

By: /s/Kyle J. Shelly

Name:Kyle J. Shelly

Title:Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,

as a Lender

By: /s/Anca Trifan

Name:Anca Trifan

Title:Managing Director

By: /s/Peter Cucchiara

Name:Peter Cucchiara

Title:Vice President

ROYAL BANK OF CANADA,
as a Lender

By: /s/Frank Lambrinos

Name:Frank Lambrinos

Title:Authorized Signatory

CITIBANK, N.A.,
as a Lender

By: /s/Ashwani Khubani

Name:Ashwani Khubani

Title:Vice President / Director

GOLDMAN SACHS BANK USA,
as a Lender

By: /s/Jerry Li

Name:Jerry Li

Title:Authorized Signatory

GUARANTOR CONSENT

Each of the undersigned (each a “Guarantor”) consents to the foregoing Amendment to Credit Agreement and other Loan Documents (“Amendment”) and the transactions contemplated thereby and reaffirms its obligations under Article X (Continuing Guaranty) of the Credit Agreement (as the same may be amended, modified, supplemented or replaced from time to time, the “Guaranty”).

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Guaranty are separate and distinct from Borrower’s obligations and reaffirms its waivers, as set forth in the Guaranty, of each and every one of the possible defenses to such obligations.

Furthermore, each Guarantor acknowledges and agrees that any reference to the term “Credit Agreement” in the Guaranty shall mean the Credit Agreement dated of even date with the Guaranty together with all amendments, increases or modifications thereto.

Agreed and Acknowledged:

POPPY ACQUISITION LLC

By: /s/Tanguy Serra

Name:Tanguy Serra

Title:Chief Financial Officer

ZEP SOLAR LLC

By: /s/Tanguy Serra

Name:Tanguy Serra

Title:Chief Financial Officer

SILEVO, LLC

By: /s/Tanguy Serra

Name:Tanguy Serra

Title:Treasurer